Exhibit 10.134

Please quote our reference when replying

Our Ref : JTC(L) 7329/30/NSS/llk

31 July 2006

EQUINIX SINGAPORE PTE. LTD.
BLOCK 20 AYER RAJAH CRESCENT	BY FAX & LUM
#05-05/08	(FAX : 68202005)
SINGAPORE 139964

Attn : Mr Tan Tuan Hong

Dear Sir

RENEWAL OF OFFER OF TENANCY FOR FLATTED FACTORY KNOWN AS PRIVATE LOTS A19857, A19857A, A19857B, A19857C & A19857D AT BLOCK 20 AYER RAJAH CRESCENT #06-01, #06-05/06/07/08, #05-05/06/06A/07/07A/08, #03-05/06/07/08 & #05-01/02/02A/03/03A/04 SINGAPORE 139964 RESPECTIVELY

1	We are pleased to offer a tenancy of the Premises subject to the covenants, terms and conditions in the annexed Memorandum of Tenancy No. 27.09 (“the MT”) and in this letter (collectively called “the Offer”).

2	2.1 The Premises :

Private Lots A19857, A19857A, A19857B, A19857C & A19857D also known as Units #06-01, #06-05/06/07/08, #05-05/06/06A/07/07A/08, #03-05/06/07/08 & #05-01/02/02A/03/03A/04 (“the Premises”) in BLOCK 20 AYER RAJAH CRESCENT (“the Building”) SINGAPORE 139964 as delineated and edged in red on the plan attached to the Offer.

2.2	Term of Tenancy :

3 years (“the Term”) with effect from 01 August 2006 (“the commencement Date”).

2.3	Tenancy :

(a)	Your due acceptance of the Offer in accordance with Clause 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement (“the Tenancy”).

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.

2.4	Area :

Site	Unit No #	Floor Area (sqm)
A19857 A19857A A19857B A19857C A19857D	06-01 06-05/06/07/08 05-05/06/06A/07/07A/08 03-05/06/07/08 05-01/02/02A/03/03A/04	332.00 1689.00 1684.00 1539.40 1439.00	) ) ) ) )	Subject to survey

2.5	(a) Building Rent (Discounted Rent) :

Site	Unit No #	Building Rent per sq m per month
A19857	06-01)
A19857A	06-05/06/07/08	) $14.85 less discount of 0.74
A19857B	05-05/06/06A/07/07A/08	) per sq m per month.
A19857D	05-01/02/02A/03/03A/04)
)
A19857C	03-05/06/07/08	) $16.30 less discount of $0.82
) per sq m per month.

on the Area less discount as shown in the table (a) above, in the event that the said aggregate floor area occupied is at any time reduced to below 1,000 square metres (when the discount is totally withdrawn) with effect from the date of reduction in the said aggregate floor area, (“Building Rent”) to paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March etc.). After your first payment is made in accordance with Clause 3 of this letter and the attached Payment Table, the next payment shall be made on 1st September 2006.

(b)	Rent Payable :

Site	Unit No #	Building Rent per sq m per month
A19857 A19857A A19857B A19857C A19857D	06-01 06-05/06/07/08 05-05/06/06A/07/07A/08 03-05/06/07/08 05-01/02/02A/03/03A/04	) $14.11 ) $14.11 ) $14.11 ) $15.48 ) $14.11

on the Area for so long as you shall occupy by way of tenancy an aggregate floor area of 8,133.70 square metres in the Building or in the various flatted factories belonging to us.

2.6	Service Charge :

$4.50 per square metre per month (“Service Charge”) on the Area, as charges for services rendered by us, payable by way of additional and further rent without demand on the same date and in the same manner as the Building Rent, subject to our revision from time to time.

2.7	Air-Condition Charge :

$0.008 per square metre per hour as charges for air-conditioning utility rendered by us, payable without demand on the same date and in the same manner as the Building Rent and Service Charge subject to our revision from time to time.

2.8	Security Deposit/Banker’s Guarantee :

Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months’ Building Rent and Service Charge and Air-Conditioning Charge. However, as an off-budget measure and as payment by GIRO has been made a condition with which you must comply under clause 3 of this letter, you shall, at the time of your acceptance of the Offer, be required to place with us a deposit equivalent to one (1) month’s Building Rent and Service Charge and Air-Conditioning Charge (“Security Deposit”) as security against any breach of the covenants, terms and conditions in the Tenancy, as follows :

(a)	The Security Deposit may be in the form of cash or acceptable Banker’s Guarantee in the form attached (effective from 01 August 2006 to 31 October 2009), or such other form of security as we may in our absolute discretion permit or accept.

(b)	The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to you without interest, or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

(c)	If the Service Charge is increased or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month’s Building Rent and Service Charge and Air-Conditioning Charge.

(d)

If at any time during the Term, your GIRO payment is discontinued, then you shall place with us, within two (2) weeks of the date of discontinuance of your GIRO payment, the additional sum equivalent to two (2) months’ Building Rent and Service Charge, so that the

Security Deposit shall at all times be equal to three (3) months’ Building Rent and Service Charge and Air-Conditioning Charge for the remaining period of the Term.

(e)	If at any time during the Term the off-budget measure is withdrawn you shall, if required in writing by us, also pay to us the additional sum equivalent to two (2) months’ Building Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Building Rent and Service Charge and Air-Conditioning Charge for the remaining period of the Term.

2.9	Mode of Payment :

(a)	Your first payment to be made with your letter of acceptance in accordance with Clause 3 of this letter and the attached Payment Table shall be by non-cash mode (eg, Cashier’s Order, cheque).

(b)	Thereafter during the Term, you shall pay Building Rent, Service Charge, Air-Conditioning Charge and GST at prevailing rate by Interbank GIRO or any other mode to be determined by us.

(c)	You have an existing account with us from which we shall deduct the aforesaid payments.

(d)	However, pending finalisation for the GIRO arrangement, you shall pay Building Rent, Service Charge, Air-Conditioning Charge and GST at prevailing rate as they fall due by cheque or Cashier’s Order.

2.10	Authorised Use :

You shall use the Premises for the purpose of

Unit No #	Usage
06-01 06-05/06/07/08 05-05/06/06A/07/07A/08 03-05/06/07/08 05-01/02/02A/03/03A/04	TO PROVIDE FULL INTERNET-BASED RELATED ACTIVITIES INCLUDING DATA CENTRE, CALL CENTRE, REGIONAL NETWORK MANAGEMENT, PRODUCT AND SOFTWARE DEVELOPMENT AND FACILITIES HOSTING ETC.

only and for no other purpose whatsoever (“the Authorised Use”).

2.11	Loading Capacity :

(a)	Normal (Ground & Non-ground) Floor Premises :

You shall comply and ensure compliance with the following restrictions :

(a1)	maximum loading capacity of the goods lifts in the Building; and

(a2)	maximum floor loading capacity of 10.0 KilloNewtons per square metre (#06-01, #06-05/06/07/08, #05-05/06/06A/07/07A/08, #05-01/02/02A/03/03A/04) & 12.5 kiloNewtons per square metre (#03-05/06/07/08) of the Premises on the 3rd 5th & 6th storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

(b)	You shall therefore, subject to our prior written consent, provide at your own cost suitable and proper foundation for all machinery, equipment and installation at the Premises.

2.12	Reinstatement of Premises :

You shall reinstate the Premises in accordance with clauses 2.15 and 2.22 of the MT. The required reinstatement works shall be conveyed to you after an inspection of the Premises.

2.13	Option for Renewal of Tenancy :

(a)	You may within 3 months before the expiry of the Term make an online application for a further term of tenancy.

(b)	We may grant you a further term of tenancy of the Premises subject to the following :

(b1)	there shall be no breach of your obligations at the time you make your request for a further term, and at the expiry of the Term;

(b2)	the duration of the further term shall be mutually agreed upon;

(b3)	the Building Rent payable shall be at a revised rate to be determined by us, having regard to the market rent of the Premises at the time of granting the further term. Our determination of the rent shall be final and conclusive; and

(b4)	the tenancy for the further term shall be upon the same covenants, terms and conditions except for the duration, Building Rent, security deposit (which shall be equivalent to three (3) month’s Building Rent and Service charge and Air-condition Charge instead of one (1) month), and excluding a covenant for renewal of tenancy.

3	Mode of Due Acceptance :

(a)	The Offer shall lapse if we do not receive the following by 14 August 2006:

(a1)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Acceptance attached. We shall stamp the Letter of Acceptance and return the stamped letter to you; (Please date as required in our letter of acceptance)

(a2)	Payment of the sum set out in the Payment Table attached;

4	You may submit your acceptance and payment by post or if you wish to make a submission personally, you may do so at our Contact Centre at The JTC Summit at 8 Jurong Town Hall Road. Please bring a copy of this letter when making your submission.

5	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

6	Variation to the Tenancy :

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7	Car-Parking Scheme :

The car park for BLOCK 20 AYER RAJAH CRESCENT is currently managed by UNITED PREMAS LIMITED and you will have to observe and be bound by all the rules and regulations governing the use and operation of the car park. You are requested to contact :

Mr Rosnah Manan/Mr Rosnah Hassan

United Premas Limited

750 Oasis Chai Chee Road

Technopark @ Chai Chee

#03-08

Singapore 469000

Tel No : 68766128/68766411

Fax No : 68766492

on your use of the car park.

8	Please also note that our granting of your request/application herein does not at any time prejudice or waive any of our rights or remedies for breaches of your obligations to us. Any waiver by us, to be effective, must be clearly and specifically stated in writing.

9	To guide and assist you, we enclose a Schedule of Statutory Controls for Flatted Factory Occupants.

Yours faithfully

/s/ Ng Siew Siew

NG SIEW SIEW (MS)

DEPUTY MANAGER (LEASE MANAGEMENT)

FLATTED FACTORY & BUSINESS PARK DEPARTMENT

CUSTOMER SERVICES GROUP

DID  : 68833718

FAX : 68855936

Email: siewsiew@jtc.gov.sg

ENCS:	[- Payment Table
- Plan
- Memorandum of Tenancy No. 27.09
- Schedule of Statutory Controls (SC3)
- Specimen Acceptance Form
- Specimen BG]

[Equinix Letterhead]

August 1, 2006

JTC CORPORATION

CUSTOMER SERVICES GROUP

FLATTED FACTORY & BUSINESS PARK DEPARTMENT

THE JTC SUMMIT

8 JURONG TOWN HALL ROAD

SINGAPORE 609434

Attn : Ms Ng Siew Siew

Dear Madam,

RENEWAL OF OFFER OF TENANCY FOR FLATTED FACTORY KNOWN AS PRIVATE LOTS A19857, A19857B A19857C & A19857D AT BLOCK 20 AYER RAJAH CRESCENT #06-01, #06-05/06/07/08, #05-05/06/06A/07/07A/08, #03-08/06/07/08 & #05-01/02/02A/03/03A/04 SINGAPORE 139964 RESPECTIVELY

1	We refer to your Letter of Offer and the eStatement letter both dated 31 July 2006 for the tenancy and hereby confirm acceptance of all the covenants, terms and conditions of the Offer and eStatement letter.

2	We are currently on GIRO, thus we enclose herewith a cheque for the amount of $12,148.00 and a Banker’s/Insurance’s Guarantee for the amount of $130,540.57 (inclusive of 1 month’s building rent, service charge and air-conditioning charge) as security deposit as confirmation of our acceptance.

3	We understand and agree that we will only be able to view our Statement of Accounts (SA) in Krypton and confirm that the following email addresses are the authorised recipients to receive the email notification to view our SA or eStatement in Krypton.

thiam-chye.sim@ap.equinix.com

ronald.khoo@ ap.equinix.com

yuen-han.lye@ ap.equinix.com

/s/ Clement Goh
Signature of authorised signatory
Name: Clement Goh
Designation: Managing Director

For and on behalf of:

EQUINIX SINGAPORE PTE. LTD.

in the presence of:

/s/ Sim Thiam Chye
Name of witness: Sim Thiam Chye
NRIC No: 51618867J